Exhibit 1(a)

Execution Version

PRICING AGREEMENT

September 14, 2009

Barclays Bank PLC

Deutsche Bank AG, London Branch

The Royal Bank of Scotland plc

Credit Suisse Securities (Europe) Limited

Morgan Stanley & Co. International plc

J.P. Morgan Securities Ltd.

As Representatives of the

several Underwriters named

in Schedule I hereto

c/o Barclays Bank PLC

5 The North Colonade

Canary Wharf

London E14 4BB

Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

The Royal Bank of Scotland plc

135 Bishopsgate

London EC2M 3UR

Credit Suisse Securities (Europe) Limited

One Cabot Square

London E14 4QJ

J.P. Morgan Securities Ltd.

125 London Wall

London EC2Y 5AJ

Morgan Stanley & Co. International plc

25 Cabot Square

Canary Wharf

London E14 4QA

Ladies and Gentlemen:

WAL-MART STORES, INC., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated September 14, 2009 (the “Underwriting Agreement”), between the Company, on the one hand, and you, as parties which are signatories or deemed to be signatories to the Underwriting Agreement, on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”).

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions were set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement (it being understood that each representation and warranty in Section 2 of the Underwriting Agreement that refers to the Pricing Prospectus or the Prospectus shall be deemed to be a representation or warranty as of the date of this Pricing Agreement in relation to the Pricing Prospectus or the Prospectus relating to the Designated Securities). Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to the Representatives named in Schedule II hereto (the “Representatives”). Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

The Prospectus (including, for the avoidance of doubt, a prospectus supplement relating to the Designated Securities), in all material respects in the form heretofore delivered to you, is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

2

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.

Very truly yours,

WAL-MART STORES, INC.

By:	/s/ Christopher K. Gould
Name:	Christopher K. Gould
Title:	Vice President, Capital Markets

Accepted as of the date hereof:

BARCLAYS BANK PLC

By:	/s/ Kate Craven
Name:	Kate Craven
Title:	Authorised Attorney

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Annerose Schulte
Name:	Annerose Schulte
Title:	Director and Counsel

By:	/s/ Konstantin Von-Achten
Name:	Konstantin Von-Achten
Title:	Vice President and Counsel

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ David Hopkins
Name:	David Hopkins
Title:	Authorised Signatory

For themselves and as Representatives of the

several Underwriters named in Schedule I hereto

CREDIT SUISSE SECURITIES (EUROPE) LIMITED

By:	/s/ Konstantin Von-Achten
Name:	Konstantin Von-Achten
Title:	Vice President and Counsel

J.P. MORGAN SECURITIES LTD.

By:	/s/ Konstantin Von-Achten
Name:	Konstantin Von-Achten
Title:	Vice President and Counsel

MORGAN STANLEY & CO. INTERNATIONAL PLC

By:	/s/ Mandy DeFilippo
Name:	Mandy DeFilippo
Title:	Executive Director

For themselves and as Representatives of the

several Underwriters named in Schedule I hereto

SCHEDULE I

Underwriter	Principal Amount of 4.875% Notes Due 2029 to be Purchased

Barclays Bank PLC	€140,000,000
Deutsche Bank AG, London Branch	140,000,000
The Royal Bank of Scotland plc	140,000,000
Credit Suisse Securities (Europe) Limited	140,000,000
J.P. Morgan Securities Ltd.	140,000,000
Morgan Stanley & Co. International plc	140,000,000
Banca IMI S.p.A.	10,000,000
Banco Santander, S.A.	10,000,000
BBVA Securities Inc.	10,000,000
BNP PARIBAS	10,000,000
BNY Mellon Services Ltd.	10,000,000
Citigroup Global Markets Limited	10,000,000
Goldman Sachs International	10,000,000
HSBC Bank plc	10,000,000
Merrill Lynch International	10,000,000
Mizuho International plc	10,000,000
Mitsubishi UFJ Securities International plc	10,000,000
Scotia Capital Inc.	10,000,000
Standard Chartered Bank	10,000,000
The Toronto-Dominion Bank	10,000,000
UBS Limited	10,000,000
Wells Fargo Securities International Limited	10,000,000

TOTAL	€1,000,000,000

SCHEDULE I - Page 1

SCHEDULE II

TITLE OF DESIGNATED SECURITIES:

4.875% Notes Due 2029 (the “Designated Securities”).

AGGREGATE PRINCIPAL AMOUNT:

€1,000,000,000 of the Designated Securities.

PRICE TO PUBLIC:

99.074% of the principal amount of the Designated Securities, plus accrued interest, if any, from September 21, 2009.

PURCHASE PRICE TO UNDERWRITERS:

98.449% of the principal amount of the Designated Securities, plus accrued interest, if any from September 21, 2009.

INDENTURE:

Indenture, dated as of July 19, 2005, as supplemented by the First Supplemental Indenture, dated as of December 1, 2006, between the Company and The Bank of New York Trust Company, N.A., as Trustee.

MATURITY:

September 21, 2029

INTEREST RATE:

4.875% from and including September 21, 2009.

INTEREST PAYMENT DATES:

September 21 of each year, beginning on September 21, 2010.

INTEREST PAYMENT RECORD DATES:

September 15 of each year.

REDEMPTION PROVISIONS:

No mandatory redemption provisions.

SCHEDULE II - Page 1

The Company may, at its option, redeem the Designated Securities upon the occurrence of certain events relating to U.S. taxation as described under the caption “Description of the Debt Securities–Redemption upon Tax Event” in the Prospectus dated January 14, 2009 (the “Base Prospectus”) and under the caption “Description of the Notes–Redemption upon Tax Event” in the Prospectus Supplement dated the date hereof relating to the Designated Securities (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”).

SINKING FUND PROVISIONS:

None.

OTHER PROVISIONS:

As to be set forth in the Prospectus.

TIME OF DELIVERY:

10:00 a.m. (London time) on September 21, 2009.

CLOSING LOCATION:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

NAMES AND ADDRESSES OF REPRESENTATIVES:

Barclays Bank PLC

5 The North Colonade

Canary Wharf

London E14 4BB

Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

The Royal Bank of Scotland plc

135 Bishopsgate

London EC2M 3UR

Credit Suisse Securities (Europe) Limited

One Cabot Square

London E14 4QJ

J.P. Morgan Securities Ltd.

125 London Wall

London, EC2Y 5AJ

SCHEDULE II - Page 2

Morgan Stanley & Co. International plc

25 Cabot Square

Canary Wharf

London E14 4QA

ADDRESSES FOR NOTICES:

Barclays Bank PLC

5 North Colonade

Canary Wharf

London E14 4BB

(facsimile: +44 207 516 7548)

Attention: Debt Syndicate

Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

United Kingdom

(facsimile: +44 20 7545 4455)

Attention: Syndicate Desk

The Royal Bank of Scotland plc

135 Bishopsgate

London EC2M 3UR

(facsimile: +44 20 7085 1534)

Attention: New Issues, Syndicate desk

Credit Suisse Securities (Europe) Limited

One Cabot Square

London E14 4QJ

(facsimile: +44 20 7905 6128)

Attention: DCM Syndicate Desk

J.P. Morgan Securities Ltd.

125 London Wall

London, EC2Y 5AJ

(facsimile: +44 207 7067 8128)

Attention: New Issues

Morgan Stanley & Co. International plc

25 Cabot Square

Canary Wharf

London E14 4QA

(facsimile: +44 20 7677 7999)

Attention: Head of TMG, GCM

SCHEDULE II - Page 3

APPLICABLE TIME

(For purposes of Sections 2(d) and 8(c) of the Underwriting Agreement):

3:30 p.m. (London time) on September 14, 2009.

LIST OF FREE WRITING PROSPECTUSES

(Pursuant to Section 2(f) of Underwriting Agreement):

Final Term Sheet, dated September 14, 2009, substantially in the form of Annex I hereto.

OTHER MATTERS:

(A)	In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter hereby represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the Designated Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Designated Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Designated Securities to the public in that Relevant Member State at any time: (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; (c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or (d) in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive. The expression an “offer of the Designated Securities to the public” in relation to any Designated Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Designated Securities to be offered so as to enable an investor to decide to purchase or subscribe the Designated Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

SCHEDULE II - Page 4

(B)	Each Underwriter hereby represents and agrees that: (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the Designated Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Designated Securities in, from or otherwise involving the United Kingdom.

(C)	Each Underwriter hereby represents and agrees that it has not offered or sold, and will not offer or sell, any Designated Securities by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Designated Securities will be issued or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Designated Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

(D)	The Designated Securities have not been and will not be registered under the Securities and Exchange Law of Japan (the “Financial Instrument and Exchange Law”) and each Underwriter hereby represents and agrees that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instrument and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

(E)

Each Underwriter hereby represents and agrees that the Prospectus has not been registered as a prospectus with the Monetary Authority of Singapore and, accordingly, the Prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Designated Securities will not be circulated or distributed, nor will the Designated Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant

SCHEDULE II - Page 5

to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the Designated Securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Designated Securities under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

(F)	Each Underwriter hereby represents, warrants and agrees that: (a) it will not underwrite the issue of, or place the Designated Securities, otherwise than in conformity with the provisions of the European Communities (Markets in Financial Instruments) Regulations 2007 (Nos. 1 and 3), including, without limitation, Regulations 7 and 152 thereof or any codes of conduct issued in connection therewith, and the provisions of the Investor Compensation Act 1998; (b) it will not underwrite the issue of, or place, the Designated Securities, otherwise than in conformity with the provisions of the Central Bank Acts 1942-1999 (as amended) and any codes of conduct rules made under Section 117(1) of the Central Bank Act 1989; (c) it will not underwrite the issue of, or place, or do anything in Ireland in respect of the Designated Securities otherwise than in conformity with the provisions of the Prospectus (Directive 2003/71/EC) Regulations 2005 and any rules issued under Section 51 of the Investment Funds, Companies and Miscellaneous Provisions Act 2005, by the Financial Regulator; and (d) it will not underwrite the issue of, place or otherwise act in Ireland in respect of the Designated Securities, otherwise than in conformity with the provisions of the Market Abuse (Directive 2003/6/EC) Regulations 2005 and any rules issued under Section 34 of the Investment Funds, Companies and Miscellaneous Provisions Act 2005 by the Financial Regulator.

(G)

Each Underwriter hereby acknowledges that the Designated Securities may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the U.S. Securities Act of 1933 (the “Securities Act”) or pursuant to the registration requirements of the Securities Act. Each Underwriter hereby severally represents and agrees that it has offered and sold, and will offer and sell, the Designated Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Designated Securities and the closing date of the offering of the Designated Securities, only in accordance with Rule 903 of Regulation S under the Securities Act or pursuant to the registration requirements of the Securities Act, and accordingly, neither such Underwriter nor any of its affiliates, nor any persons acting on its or their behalf, have engaged or will engage

SCHEDULE II - Page 6

in any directed selling efforts with respect to the Designated Securities, and such Underwriter, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S, except, in each case, pursuant to the registration requirements of the Securities Act. Each Underwriter severally agrees that, at or prior to confirmation of sale of the Designated Securities, such Underwriter will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases any Designated Securities from it during the applicable distribution compliance period a confirmation or notice to substantially the following effect:

“The Securities covered hereby may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S under the U.S. Securities Act of 1933 (the “Securities Act”) or pursuant to the registration requirements of the Securities Act. Terms used above have the meanings given to them by Regulation S.”

(H)	Each Underwriter hereby represents and agrees that it has not offered, sold or delivered and will not offer, sell or deliver any of the Designated Securities directly or indirectly or distribute the Prospectus, Pricing Prospectus or any other offering material relating to the Designated Securities in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on us except as set forth in the Underwriting Agreement and the Pricing Agreement.

(I)	The Underwriters hereby severally confirm, and the Company hereby acknowledges, that the sole information furnished in writing to the Company by, or on behalf of, the Underwriters specifically for inclusion in the Prospectus Supplement is as follows:

(1)	the names of the Underwriters on the front and back cover pages of the Prospectus Supplement;

(2)	the third paragraph of text under the caption “Underwriting” in the Prospectus Supplement concerning certain terms of the offering by the Underwriters;

(3)	the first paragraph of text under the caption “Underwriting—Stabilization, Short Positions and Market-Making” in the Prospectus Supplement concerning stabilization, overallotment and related activities by the Underwriters;

(5)	the second paragraph of text under the caption “Underwriting—Stabilization, Short Positions and Market-Making” and the second paragraph of text under the caption “Risk Factors – An active trading market may not develop for the notes” in the Prospectus Supplement relating to market-making activities by the Underwriters; and

SCHEDULE II - Page 7

(4)	the first paragraph of text under the caption “Underwriting—Other Matters” in the Prospectus Supplement concerning Underwriters not registered in the United States as broker-dealers; provided that each Underwriter furnished the information in such paragraph solely with respect to itself and not with respect to any other Underwriter.

SCHEDULE II - Page 8

ANNEX I

FINAL TERM SHEET

Dated September 14, 2009

WAL-MART STORES, INC.

€1,000,000,000 4.875% Notes Due 2029

Name of Issuer:	Wal-Mart Stores, Inc.

Title of Securities:	4.875% Notes Due 2029

Aggregate Principal Amount:	€1,000,000,000

Issue Price (Price to Public):	99.074% of principal amount

Maturity:	September 21, 2029

Coupon (Interest Rate):	4.875%

Benchmark:	4.75% Deutsche Bundesrepublik (DBR) due July 4, 2028

Benchmark Yield:	4.025%

Spread to Benchmark:	92.4bps

Yield to Maturity:	4.949%

Interest Payment Date:	September 21 of each year, commencing on September 21, 2010

Interest Payment Record Date:	September 15 of each year

Redemption Provisions:	No mandatory redemption provisions

Wal-Mart may, at its option, redeem the Notes upon the occurrence of certain events relating to U.S. taxation

Sinking Fund Provisions:	None

Legal Format:	SEC registered/Regulation S

Net Proceeds to Wal-Mart (after underwriting discounts and commissions and before listing and offering expenses):	€984,490,000

Settlement Date:	T + 5; September 21, 2009

ANNEX I - Page 1

Joint Book-Running Managers:	Barclays Bank PLC
Deutsche Bank AG, London Branch
The Royal Bank of Scotland plc
Credit Suisse Securities (Europe) Limited
J.P. Morgan Securities Ltd.
Morgan Stanley & Co. International plc

Co-Managers:	Banca IMI S.p.A.
Banco Santander, S.A.
BBVA Securities Inc.
BNP PARIBAS
BNY Mellon Services Ltd.
Citigroup Global Markets Limited
Goldman Sachs International
HSBC Bank plc
Merrill Lynch International
Mizuho International plc
Mitsubishi UFJ Securities International plc
Scotia Capital Inc.
Standard Chartered Bank
The Toronto-Dominion Bank
UBS Limited
Wells Fargo Securities International Limited

Selling Restrictions:	European Economic Area, United Kingdom, Hong Kong, Japan, Singapore, Ireland

ISIN:	XS0453133950

Common Code:	045313395

Listing:	Irish Stock Exchange (application pending)

Ratings: Ratings for Wal-Mart’s long-term debt securities: S&P, AA; Moody’s, Aa2; Fitch, AA; and DBRS, AA. Wal-Mart has applied for specific ratings for the Notes and expects that the ratings for the Notes will be the same as for Wal-Mart’s other long-term debt securities.

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each securities rating should be evaluated independent of each other securities rating.

The offer and sale in the United States, or for the account or benefit of U.S. persons (as defined in Regulation S), of the Notes to which this final term sheet relates have been registered by Wal-Mart Stores, Inc. by means of a registration statement on Form S-3 (SEC File No. 333-156724).

ANNEX I - Page 2

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering in the United States or to U.S. persons to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States or to U.S. persons. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free at 1-888-603-5847.

ANNEX I - Page 3